Riggs Letterhead

Hand Delivery

September 24, 2001

Mr. Stephen Gibson
Allbritton Communications
808 17th Street, NW Suite 300
Washington, DC 20006

Ref: Lease Renewal

Dear Mr Gibson;

This is to confirm that Allbritton Communications has exercised its option to renew its Lease
Agreement for the space at 808 17th St NW, Suite 300. The renewal date is February 1, 2002 through
January 31, 2007. After this renewal, Tenant has no futher right to renew or extend its Lease.

At the start of the new lease term the rental rate shall be $31.50 per square foot. All other terms and conditions shall remain the same.

We look forward to having Allbritton Communications as a tenant for another five years. Thank you.

Sincerely,

/s/ Lois Katanik

Lois Katanik, CFM
Vice President

Riggs Letterhead

July 23, 2001

Mr. Stephen Gibson
Allbritton Communications
808 17th Street, NW Suite 300
Washington, DC 20006

Ref: Renewal of Lease Agreement for 808 17th St, NW

Dear Mr Gibson;

As part of the terms of the Lease Agreement in regards to your renewal of the Lease, Riggs Bank is to notify you of the new Base Rent for the Premises, based on our "good-faith determination of the fair market value of the Premises."

Your firm is currently paying $28.86 per sq. ft. After performing a market review of Base Rents for the same class building in this area, we feel that a Base Rent, effective February 1, 2002, of $31.50 is reasonable. If this is agreeable to you please indicate by signing below and returning one copy to my attention. I will return to you a Renewal Agreement for your signature.

Thank you.

Sincerely,

/s/ Lois Katanik

Lois Katanik, CFM
Vice President

/s/ Stephen P. Gibson                                    8/9/01
---------------------                                          ------
Approved By                                                 Date

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (this "Amendment") made as of May 1, 2000, by and between RIGGS BANK N.A.
("Landlord") and ALLBRITTON COMMUNICATIONS, COMPANY, a Delaware corporation ("Tenant").

RECITALS

A.     Landlord and Tenant entered into that certain Lease Agreement dated as of February 1, 1996 (the "Lease").

B.     Tenant has requested, and Landlord has agreed, to extend the Lease Term Length from five (5) years to six (6)
years, subject to Tenant's pre-existing, one-time right to renew for five (5) years, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and of the mutual promises set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant, intending to be legally bound, hereby amend the Lease as follows:

1.      The Lease Term Length as defined in Section 1.4 of the Lease is hereby changed from five (5) years to six (6) years.
Landlord and Tenant confirm and agree that, as modified, the Lease Term shall be extended from January 31, 2001 to January
31, 2002, subject to earlier termination under the relevant provisions of the Lease and subject to the one-time right of Tenant under Section 3.5 of the Lease to renew the Lease for a period equal to the Renewal Term Length of five (5) years.  Landlord and Tenant confirm and agree that if Tenant properly exercises its said one-time right to renew, the Renewal Term would expire on January 31, 2007, subject to earlier termination under the relevant provisions of the Lease but subject to no further right of Tenant to renew or extend the Lease.

2.      Tenant confirms that it has not sublet or assigned all or any portion of the Premises or the Lease, that there is no default or Event of Default under the Lease, that, to the best information and belief of Tenant, that Landlord is not in default under the Lease and is in full compliance with all of Landlord's obligations thereunder.

3.      Landlord and Tenant each warrant to the other that in connection with this Amendment neither has employed or dealt with any broker, agent or finder.  Landlord shall have no obligation to pay any commission or fee to any person in connection therewith.  Tenant indemnifies and holds Landlord harmless from and against any claim for brokerage or other commissions or fees asserted by any broker, agent or finder employed by Tenant or with whom Tenant has dealt.

4.      The Lease shall continue in full force and effect as amended hereby, and, as so amended, is hereby affirmed.  All terms used herein and not defined herein shall have the meaning provided therefor in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered under seal as of the date first written above;

LANDLORD:

RIGGS BANK N.A.

BY: /s/ Lynn F. Osman (SEAL)
        --------------------
NAME:   Lynn F. Osman
        -------------
TITLE:  Vice President
        --------------

TENANT:

ALLBRITTON COMMUNICATIONS COMPANY

BY: /s/ Stephen P. Gibson (SEAL)
        ------------------------
NAME:   Stephen P. Gibson
        -----------------
TITLE:  VP and CFO
        ----------

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement ("Amendment") is entered into as of July 1, 1997 by and between Riggs Bank N.A. ("Landlord") and Allbritton Communications Company ("Tenant").

RECITALS

A.       Landlord and Tenant entered into that certain Lease Agreement dated February 1, 1996 ("Lease")
concerning certain Premises located on the third floor of the Building.

B.       Tenant desires to take 1376 square feet of additional space on the third floor of the Building contiguous to the Premises and substantially as shown as the cross-hatched area on Exhibit A attached hereto ("Additional Premises").

C.       Landlord and Tenant desire to amend the Lease to include the Additional Premises upon the terms and conditions set forth below.

D.       Terms defined in the Lease and not otherwise defined herein are used as defined in the Lease.

NOW THEREFORE, in consideration of the mutual convenants herein contained, the parties hereby agree as follows:

1.       Effective as of July 1, 1997, the Premises shall be deemed to include the Additional Premises.
Accordingly, Base Rent shall be calculated for all periods on and after July 1, 1997 based on the number of square feet of rentable area in the expanded Premises.  Annual Operating Charges shall be prorated based on the increased rentable square footage as of July 1, 1997.

2.       As of the date Tenant has executed this Amendment, Tenant acknowledges that the Additional Premises are in good condition, that all Tenant work with respect to the Additional Premises is satisfactory and that Tenant has accepted the Additional Premises in its present condition and without any representation or warranty by Landlord as to its condition.  Landlord hereby agrees to pay to the contractor who constructed the Additional Premises up to a maximum amount of the product of (i) the number of rentable square feet (1376) in the Additional Premises, and
(ii) $25.00, totaling $34,400.  Any amount due and required to be paid to said contractor in excess of such maximum amount shall be at Tenant's sole cost and expense.

3.       All of the terms, convenants and conditions of the Lease shall continue in full force and effect as amended hereby.  This Amendment shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns, and may be amended only by a writing executed by the parties hereto.
This Amendment shall be governed by and construed in accordance with the internal laws of the District of Columbia.

IN WITNESS WHEREOF, this Amendment has been executed to be effective as of the day first above written.

ATTEST:                              LANDLORD:

                                     RIGGS BANK N.A.

/s/ Lois Katanik                     By: /s/ Lynn F. Osman
                                         -----------------
                                     Name:   Lynn F. Osman
                                         -----------------
                                     Title:  Vice President
                                         -----------------

                                     TENANT:

                                     ALLBRITTON COMMUNICATIONS COMPANY

/s/ Jerald N. Fritz                  By: /s/ Lawrence I. Hebert
                                         ----------------------
                                     Name:   Lawrence I. Hebert
                                         ----------------------
                                     Title:  President
                                         ----------------------

LEASE AGREEMENT

LANDLORD: RIGGS BANK N.A.

TENANT: ALLBRITTON COMMUNICATIONS COMPANY

LEASE AGREEMENT

        This Lease Agreement (this “Lease”) is dated as of February 1, 1996, by and between RIGGS BANK N.A. (“Landlord”), and ALLBRITTON COMMUNICATIONS COMPANY, a Delaware corporation (“Tenant”).

        This Lease supersedes and replaces those certain lease agreements between Landlord (formerly known as The Riggs National Bank of Washington, D.C.) and (i) Tenant dated February 1, 1982, and (ii) Perpetual Corporation dated January 1, 1992, which are hereby deemed terminated except to the extent that their terms expressly survive the termination thereof.

ARTICLE I
DEFINITIONS OF CERTAIN TERMS

        This Article defines certain terms used in this Lease. Certain other terms are defined elsewhere in this Lease. When used in this Lease, except where the context otherwise requires, the following terms shall have the meanings indicated:

         1.1      Base Rent:  In each Lease  Year,  Base Rent shall  equal the  product of (a) the number of square feet of rentable area in the Premises, and (b) the sum of (i) $27.75, plus (ii) the CPI Escalator for such Lease Year.

         1.2      Broker(s):  None.

         1.3      Building:  a building  containing  approximately  176,797 square feet of rentable office area, located at 808 17th
                  Street, N.W., Washington, D.C.

         1.4      Lease Term Length:  five (5) years.

         1.5      Renewal Term Length:  five (5) years.

         1.6      Lease Commencement Date:  February 1, 1996.

         1.7      Operating Charges Base Amount:  the actual Operating Charges for calendar year 1996.

         1.8      Real Estate Taxes Base Amount:  the actual Real Estate Taxes for calendar year 1996.

         1.9      Insurance Costs Base Amount:  the actual Insurance Costs for calendar year 1996.

         1.10     Premises:  approximately  11,500  square  feet of  rentable  area  located  on the  third  floor of the  Building, substantially as shown on Exhibit A.
                                            ---------

ARTICLES II

PREMISES

         2.1      Tenant  leases the  Premises  from  Landlord for the term and upon the  conditions  and  covenants  stated in this
Lease.  Tenant  shall have the  non-exclusive  right to use the common and public  areas of the  Building for purposes of ingress to and egress from the Building.

         2.2      Landlord  agrees to provide,  for use by Tenant,  at  Landlord's  prevailing  parking rates in effect from time to time,  six (6)  unreserved  parking  spaces.  Tenant shall not use, or permit its  Invitees to use, any number of parking  spaces in excess of the number  allocated  as  provided  above.  The parking  spaces  shall not be  assignable,  except that Tenant may assign parking  spaces to its Invitees.  Tenant and its Invitees  shall comply with the  regulations  promulgated  by Landlord from time to time  relating  to  parking.  Landlord  shall not be  required  to reserve or police the use of the  parking  areas;  provided  that
Landlord may, at its option,  limit access to the parking areas,  by mechanical  gates or otherwise,  to ensure that only authorized users are  admitted  to the  parking  areas.  Tenant  and its  employees  shall  not park in any  spaces  designated  for use by the handicapped or by visitors only.

         2.3      Landlord agrees to provide, for use by designated  employees of Tenant, at Landlord's  prevailing monthly rates in effect from time to time,  memberships  as  permitted  by Landlord in  Landlord's  fitness  center  located in the  Building,  which memberships  shall not be  assignable.  Tenant and its  designated  employees  shall  comply  with the  regulations  promulgated  by
Landlord from time to time relating to the fitness center, including medical requirements for admission to the center.

         2.4      Landlord  agrees to provide,  for use by Tenant,  at Landlord's  prevailing  charge in effect from time to time, a connection to Landlord's  cable TV reception.  Landlord  shall have the sole  discretion  to determine  which  broadcasts  and other services  shall be  received by the cable TV system at the  Building.  In addition  to  Landlord's  charge for the basic  reception,
Tenant shall pay directly or reimburse  Landlord  for any service  charges for service to any  receptacle  or control box within the
Premises.

ARTICLE III

TERM

         3.1      This Lease is effective  between the parties when fully executed by them. The period  referred to in this Lease as the "Lease  Term" shall  commence on the Lease  Commencement  Date  determined  as  provided  in Section  3.2.  The Lease Term shall continue for the Lease Term Length  shown in Article I;  provided  that,  if the Lease  Commencement  Date is not the first day of a month,  then the Lease Term shall  continue  for the Lease Term  Length plus that  number of days  necessary  to make the Lease Term expire on the last day of the month in which the Lease Term Length  expires;  further  provided that, if Tenant  properly  exercises its option to renew this Lease as provided in Section 3.5, the Lease Term shall further continue for the Renewal Term Length.

         3.2      The "Lease Commencement Date" is set forth in Article I hereof.

         3.3      As of the Commencement  Date,  Tenant  acknowledges  that the Premises are in good condition,  and that all Tenant
Work is  satisfactory,  except as to any latent defects or incomplete work that was described in a written notice given by Tenant to
Landlord not later than thirty (30) days after the  Commencement  Date.  Subject to the foregoing,  Tenant has accepted the Premises in its present condition, and without any representation or warranty by Landlord as to its condition.

         3.4      "Lease Year" shall mean a period of twelve (12) consecutive  months commencing on the Lease  Commencement Date and each successive twelve (12) month period  thereafter;  provided,  however,  that if the Lease Commencement Date is not the first day of a month,  then the second  Lease Year  shall  commence  on the first day of the month  after the first  anniversary  of the Lease
Commencement  Date occurs,  and each  successive  Lease year shall commence on the  anniversary of the second Lease Year. The period in which the Lease Term expires or terminates shall be a Lease Year even if it is shorter than twelve (12) months.

         3.5      (a) Landlord hereby grants to Tenant the conditional  right,  exercisable at Tenant's option, to renew the term of this Lease for one term ("Renewal  Term") of five (5) years. If exercised,  and if the conditions  applicable  thereto  described in this Section have been  satisfied,  the Renewal Term shall  commence as provided in Section 3.1. The right of renewal herein granted to Tenant with respect to the Renewal Term shall be exercised in accordance with, the following terms and conditions:

                           A.   Tenant shall  exercise  its right of renewal  with  respect to the Renewal  Term by giving  Landlord written notice  thereof not later than nine (9) months prior to the  expiration  date of the then current
                           Lease Term.

                           B.   In the event a renewal option notice is not given timely,  Tenant's right of renewal with respect to the Renewal Term shall lapse and be of no further force or effect.

                           C.   The renewal  option may be exercised only with respect to the entire  Premises,  not with respect to only a part of the Premises.

                           D.   In the event there exists an Event of Default  under this Lease on the date a renewal  option notice is sent or on the last day of the Lease Term prior to the Renewal Term, then, at Landlord's option,  such
                           Renewal  Term shall not  commence  and the Lease Term shall  expire at the date the Lease Term would have expired without such renewal.

                  (b) During any  Renewal  Term,  all the terms,  conditions,  covenants  and  agreements  set forth in this  Lease, including but not limited to the those provisions  regarding Operating Charges and Increases,  Real Estate Taxes and Insurance Costs
shall  continue  to apply and be binding  upon  Landlord  and  Tenant,  except  that the Base Rent during each Lease Year within the
Renewal Term shall be equal to the Fair Market Value of the  Premises,  as defined  below.  The Fair Market Value of the Premises is that rent which would be paid for the Premises by a third party  tenant,  in an arm's length  transaction,  on terms and  conditions set forth in this Lease,  and based on  then-current  rents for  comparable  office space in the vicinity of the Premises.  Landlord shall notify  Tenant of  Landlord's  good-faith  determination  of the Fair Market Value of the Premises  within no more than thirty
(30) days after  receipt of Tenant's  notice,  and the parties shall  thereafter  negotiate in good faith to attempt to agree on the
Fair Market Value of the  Premises.  Any such  agreement  shall be reduced to writing and signed by the parties.  If the parties are not able to agree on the Fair Market Value of the Premises within sixty (60) days after Landlord's  receipt of Tenant's notice,  the
Lease Term shall expire on the date originally scheduled therefor.

ARTICLE IV
BASE RENT

         4.1      Tenant shall pay the Base Rent in equal  monthly  installments  in advance on the first day of each month during a
Lease  Year.  If the day  Tenant's  rent  obligation  commences  is not the first day of a month,  then the Base Rent from such rent commencement  date until the first day of the  following  month shall be  prorated on a per diem basis at the rate of  one-thirtieth
(1/30th) of the monthly  installment  of the Base Rent  payable  during the Lease Year in which the rent  commencement  date occurs.
Concurrently  with Tenant's  execution of this Lease,  Tenant shall pay an amount equal to one (1) monthly  installment  of the Base
Rent in effect  during the first Lease Year  (without  taking into account any  abatement or free rent periods  provided for in this
Lease), which amount shall be credited toward the first monthly installment(s) of the Base Rent payable under this Lease.

         4.2      All Base Rent and other sums payable by Tenant shall be paid to Landlord in legal tender of the United States,  at the address to which  notices to Landlord to be given,  or to such other party or such other  address as Landlord  may  designate in writing.  Landlord's  acceptance  of rent  after it shall  have  become due and  payable  shall not  excuse a delay upon  subsequent occasions or constitute a waiver of rights.

         4.3      (a)  Commencing  on the first  (1st) day of the second  (2nd)  Lease Year and on the first day of every Lease Year thereafter,  the Base Rent for such Lease Year shall be adjusted to reflect  increases  (but not decreases) in the cost of living in the following manner:

                           (1)      The Revised  Consumer Price Index for Urban Wage Earners and Clerical  Workers,  1967 Base Year,
                           All  Items,  Washington,  D.C.-MD-VA  Metropolitan  Area  (CPI-W)  as  published  by the  Bureau of Labor
                           Statistics  of the United  States  Department  of Labor  (herein  referred to as the  "Index"),  which is published  for the period that  includes the month  immediately  preceding  the Lease Year for which such adjustment  is being made (herein  referred to as the  "Adjustment  Index"),  shall be compared  with the
                           Index  published  for the period that  includes the month  immediately  preceding  the month in which the
                           Lease  Commencement  Date occurs (herein referred to as the "Beginning  Index").  If the Adjustment Index
                           has increased over the Beginning  Index,  the  percentage  increase  between the Beginning  Index and the
                           Adjustment Index shall be determined.

                           (2)      The  percentage  increase  determined in Step (1) above shall be  multiplied  by thirty  percent
                           (30%).  The resulting  percentage  shall then be multiplied by the dollar amount set forth in Section 1.1
                           (b) (i), and the resulting  amount shall  constitute the "CPI Escalator" for such Lease Year and the Base
                           Rent as determined in Section 1.1 for such Lease Year shall be increased accordingly.

                  (b) In no event shall the Base Rent payable  during any Lease Year be less than the Base Rent  payable  during the immediately preceding Lease Year.

                  (c) If the Index is  changed  so that a Base  Year  other  than  1967 is used,  the  Index  used  herein  shall be converted in accordance with the conversion  factor published by the Bureau of Labor  Statistics of the United States  Department of
Labor. If the Index is discontinued or otherwise  revised during the Lease Term,  such other  government  index or computation  with which it is replaced shall be used in order to obtain  substantially  the same result as would be obtained if the Index had not been discontinued or revised.

                  (d) Promptly  after the  adjustment in the Base Rent is determined  for each Lease Year,  Landlord shall submit to
Tenant a statement  setting forth the amount of such adjustment and the  computations  by which it was determined.  Since the actual increase in the Base Rent may not be  determined  until after the start of a new Lease Year,  until the actual  increase in the Base
Rent is  determined,  Tenant  shall make  estimated  monthly  payments of Base Rent in an amount  based upon  Landlord's  reasonable estimate  of the  monthly  installments  of Base Rent that will be payable  during  such Lease  Year.  Promptly  after  receipt of a statement  from  Landlord  setting  forth the actual  increase in the  monthly  installments  of Base Rent for such Lease Year,  the difference  between the estimated  monthly  payments  paid by Tenant and the actual  amount of Base Rent  determined to be owing for such months shall be determined.  If the estimated  payments by Tenant exceed the actual amount  determined to be owing,  the excess shall be credited  against the monthly  installment of Base Rent first falling due thirty (30) days after Landlord  provides  Tenant with written notice of such difference.  If the actual amount  determined to be owing is greater than Tenant's  estimated  payments, the deficiency  shall be paid by Tenant together with the monthly  installment of Base Rent first falling due thirty (30) days after
Landlord provides Tenant with written notice of such difference.

         4.4      Landlord  hereby  agrees to grant Tenant a credit,  to be applied  against  Tenant's  obligation  to pay Base Rent hereunder,  in the amount equal to one (1) monthly  installment of the Base Rent in effect during the first Lease Year, which credit shall be credited against the second monthly installment of the Base Rent payable under this Lease.

ARTICLE V
INCREASES IN OPERATING CHARGES

         5.1      Tenant shall pay Tenant's  proportionate  share of (i) the amount by which Operating  Charges incurred during each calendar year falling  entirely or partly within the Lease Term exceed the Operating  Charges Base Amount,  (ii) the amount by which
Real Estate  Taxes during each  calendar  year  falling  entirely or partly  within the Lease Term exceed the Real Estate Taxes Base
Amount,  and (iii) the amount by which  Insurance  Costs during each calendar year falling  entirely or partly within the Lease Term exceed the Insurance Costs Base Amount. For purposes of this Section,  Tenant's  proportionate  share shall be that percentage which is equal to a fraction,  the numerator of which is the number of square feet of rentable area in the Premises,  and the  denominator of which is the number of square feet of rentable area in the Building.

         5.2      "Operating Charges" shall mean all expenses incurred in owning, operating,  maintaining and repairing the Building and/or the land on which it is located  (the  "Land"),  including,  but not  limited  to: (a)  electricity,  water,  sewer and other utility  charges;  (b)  management  fees; (c) costs of service and  maintenance  contracts;  (d)  maintenance  and repair  expenses, including roof  maintenance;  (e)  amortization,  with interest at a rate  determined by Landlord to reflect its cost of funds,  for roof replacement and other capital  expenditures  made by Landlord;  (f) charges for janitorial and cleaning  services and supplies;
(g) any  business,  professional  or  occupational  license tax  payable by  Landlord  with  respect to the  Building;  (h) costs of decorating  and  landscaping  the grounds and the common areas of the Building;  and (i) any sales tax paid by Landlord with respect to goods and services in connection  with the  foregoing.  Operating  Charges shall not include:  principal or interest  payments on any mortgage,  deed of trust or ground lease or any refinancing  costs;  Real Estate Taxes;  Insurance Costs;  leasing  commissions;
depreciation of the Building except as specified  above;  costs of designing and  constructing  tenant  improvements in any tenant's premises;  the costs of special  services  separately  charged directly to particular  tenants of the Building;  the cost to correct construction  defects in the Premises or Building;  any costs incurred to correct  conditions  which fail to comply with  applicable law as of the Lease Commencement  Date; removal or remediation of any hazardous  substances or toxic materials not caused by Tenant;
the cost of any item which would properly be capitalized under generally accepted  accounting  principles,  other than the amortized cost of such item which is required to comply with laws first becoming  applicable after the Lease  Commencement  Date, or which are reasonably  anticipated to result in a net decrease in Operating Charges, in which case the cost of such capital  improvements shall be amortized  over their useful,  functional  life, and that portion  attributable  to the Lease Term shall be included in Operating
Charges; or a management fee in excess of the amount typically charged for similar properties in the vicinity of the Premises.

         5.3      "Real Estate Taxes" shall mean:  (a) all real estate taxes,  including  general and special  assessments,  if any, which are  imposed  upon  Landlord or  assessed  against the  Building  and/or the Land;  (b) any other  present or future  taxes or governmental  charges that are imposed upon  Landlord or assessed  against the Building or the Land which are in the nature of or in substitution  for real estate taxes,  including  any tax levied on or measured by the rents payable by tenants of the Building;  (c)
assessments or other amounts  payable to any  association or  associations  now or hereafter  established to administer,  oversee or enforce  common  covenants  affecting the planning  district in which the Building is located,  or to operate,  maintain,  or repair common or public areas or facilities of such planning district;  and (d) expenses (including  attorneys' fees) incurred in reviewing or seeking a reduction of real estate taxes.

         5.4      "Insurance  Costs" shall mean all  insurance  premiums and related  costs with respect to insurance  maintained by
Landlord in connection with the Building,  including (without limitation) property damage, general liability,  rent loss, and boiler and machinery insurance coverage.

         5.5      If the average  occupancy rate for the Building  during any calendar year is less than one hundred percent (100%), then  Operating  Charges for such  calendar year shall be deemed to include all  additional  expenses,  as  reasonably  estimated by
Landlord,  which would have been  incurred  during such calendar year if such average  occupancy  rate had been one hundred  percent
(100%);  provided  that  Operating  Charges  paid by Tenant and other  tenants  in the  Building  shall not exceed the actual  costs incurred by Landlord.

         5.6      If any amounts  comprising  Operating  Charges,  Real Estate Taxes or  Insurance  Costs are incurred not just with respect to the Building,  but also with respect to one or more other  buildings or areas,  then Landlord shall allocate such amounts between the Building and such other buildings or areas in an equitable manner,  based on the respective  proportionate shares of the areas of the Building and such other  buildings and areas  occupied by the  then-current  tenants.  The allocation of any amounts by
Landlord pursuant to this Section shall be binding on Tenant.

         5.7      Within ninety (90) days following the beginning of each calendar year that begins during the Lease Term,  Landlord may submit a statement  setting forth the Operating  Charges that Landlord  reasonably  expects to be incurred  during such calendar year and the amount by which Real Estate Taxes and  Insurance  Costs that  Landlord  reasonably  expects to be incurred  during such calendar  year  exceed  the Real  Estate  Taxes  Base  Amount  and the  Insurance  Costs Base  Amount,  respectively,  and  Tenant's proportionate  share of such amounts.  Tenant shall pay to Landlord on the first day of each month after receipt of such  statement, until Tenant's receipt of any succeeding statement, an amount equal to one-twelfth (1/12) of such share.

         5.8      Within  approximately  one hundred twenty (120) days after the end of each calendar year,  Landlord shall submit a statement  showing (a) Tenant's  proportionate  share of (i) the Operating  Charges incurred during the preceding  calendar year and
(ii) the amount by which Real Estate Taxes and  Insurance  Costs  incurred  during the  preceding  calendar  year  exceeded the Real
Estate Taxes Base Amount and the  Insurance  Costs Base Amount,  respectively,  and (b) the aggregate  amount of Tenant's  estimated payments  during such year. If such  statement  indicates  that the aggregate  amount of such estimated  payments  exceeds  Tenant's actual liability,  then Tenant shall deduct the net overpayment from its next estimated  payment(s)  pursuant to this Article or, if the Lease Term shall have  expired,  Landlord  shall  promptly pay such sum to Tenant.  If such  statement  indicates  that Tenant's actual liability exceeds the aggregate amount of such estimated  payments,  then Tenant shall pay the amount of such excess together with its next estimated payment pursuant to this Article.

         5.9      Landlord's  failure or delay in rendering  any  particular  statement or statements  contemplated  by this Article shall not prejudice Landlord's right thereafter to render such statement or statements.

         5.10     If the Lease Term  expires  on a day other  than the last day of a calendar  year,  then  Tenant's  liability  for
Operating Charges, Real Estate Taxes and Insurance Costs incurred during such year shall be proportionately reduced.

ARTICLE VI
USE OF PREMISES

         6.1      Tenant shall use the Premises  solely for general  office  purposes and for no other use or purpose.  Tenant shall not use the Premises  for any  unlawful  purpose or in any manner that in  Landlord's  opinion  will or is likely to (a)  constitute waste, nuisance or unreasonable  annoyance to Landlord or any tenant of the Building,  (b) violate the terms of the occupancy or use permit  covering the  Premises,  (c) impair or interfere  with any base building  systems or  facilities,  (d) adversely  affect the character,  appearance  or  reputation  of the  Building,  or (e) increase the number of parking  spaces  required for the Building.
Tenant shall comply with all present and future laws,  ordinances,  regulations  and orders  (collectively,  "Laws")  concerning the use,  occupancy and condition of the Premises and all  machinery,  equipment and  furnishings  therein.  If any such Law requires an occupancy or use permit for the Premises  (including  any Law  requiring a permanent  occupancy or use permit to replace a temporary one),  then,  within the time period required by such Law, Tenant shall obtain and keep current such permit at Tenant's  expense and promptly  deliver a copy thereof to Landlord.  Use of the Premises is subject to all covenants,  conditions and  restrictions now or hereafter of record.

         6.2      Tenant shall pay before  delinquency any business,  rent or other tax or fee that is now or hereafter  assessed or imposed upon  Tenant's use or occupancy of the  Premises,  the conduct of Tenant's  business in the Premises or Tenant's  equipment, fixtures,  furnishings,  inventory  or  personal  property.  If any such tax or fee is enacted or altered so that such tax or fee is tax or fee is  enacted  or  altered  so that such tax or fee is  imposed  upon  Landlord  or so that  Landlord  is  responsible  for collection or payment thereof, then Tenant shall pay the amount of such tax or fee promptly to Landlord upon demand.

         6.3      Tenant shall not generate,  use, store or dispose of any Hazardous Materials in or about the Building.  "Hazardous
Materials"  shall mean: (a) "hazardous  wastes," as defined by the Resource  Conservation  and Recovery Act of 1976, as amended from time to time; (b) "hazardous  substances," as defined by the Comprehensive  Environmental  Response,  Compensation and Liability Act
of 1980,  as amended from time to time;  (c) "toxic  substances,"  as defined by the Toxic  Substances  Control Act, as amended from time to time; (d) hazardous  materials,  " as defined by the Hazardous  Materials  Transportation Act, as amended from time to time;
(e) oil or other  petroleum  products;  and (f) any substance  whose  presence  could be detrimental to the Building or hazardous to health or the environment.

ARTICLE VII
ASSIGNMENT AND SUBLETTING

                  7.1      Tenant  shall not assign  this Lease or any of Tenant's  rights or  obligations  hereunder,  or sublet or permit anyone to occupy the Premises or any part thereof,  without  Landlord's  prior  written  consent,  which consent shall not be unreasonably  withheld or delayed,  provided Landlord reasonably determines that the proposed assignee or subtenant (i) is of a type and quality  consistent  with a  first-class  office  building,  and (ii) has the  financial  capacity to undertake  and perform the obligations  of the  assignment or sublease.  Any  assignment,  subletting or occupancy,  Landlord's  consent  thereto or Landlord's collection or acceptance  of rent from any assignee,  subtenant or occupant  shall not be construed as a waiver or release of Tenant from  liability  hereunder.  Any  assignment,  subletting  or occupancy,  Landlord's  consent  thereto or  Landlord's  collection or acceptance of rent from any assignee,  subtenant or occupant shall not be construed as relieving  Tenant or any assignee,  subtenant or occupant from the obligation of obtaining  Landlord's  prior written  consent to any subsequent  subletting or occupancy.  Tenant assigns to Landlord any sum due from any  assignee,  subtenant or occupant of Tenant as security  for  Tenant's  performance  of its obligations  pursuant to this  Lease.  Tenant  authorizes  each such  assignee,  subtenant  or occupant to pay such sum  directly to
Landlord if such  assignee,  subtenant or occupant  receives  written notice from Landlord  specifying  that such rent shall be paid directly to Landlord.  Landlord's  collection  of such rent shall not be construed as an  acceptance of any subtenant or occupant as a tenant.  All  restrictions  and obligations  imposed  pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant,  and Tenant shall cause such persons to comply with all such  restrictions and  obligations.  If the
Lease Term or Tenant's right of possession  shall  terminate prior to the stated  expiration of the Lease Term,  then, at Landlord's option in its sole and  absolute  discretion,  Landlord may (but shall not be required to) succeed to the rights of Tenant under any or all  subleases  or  assignments  entered  into by Tenant.  Tenant  shall not  mortgage,  pledge or  encumber  this Lease  without
Landlord's  prior  written  consent,  which consent may be granted or withheld in Landlord's  sole and absolute  discretion.  Tenant shall pay the expenses  (including  attorneys'  fees) incurred by Landlord in connection with Tenant's  request for Landlord to give its consent to any  subletting,  occupancy  or mortgage.  For all purposes of this Lease,  any  assignment  of Tenant's  rights with respect to any portion of the Premises  less than the entirety of the Premises  shall be deemed a subletting  of such portion of the
Premises.

         7.2      Any  dissolution,  merger,  consolidation  or  other  reorganization  of  Tenant,  or any  sale or  transfer  of a controlling interest of its capital sock, shall be deemed an assignment of this Lease subject to this Article.

         7.3      If any time Tenant wants to assign,  sublet or otherwise  transfer all or part of the Premises or this Lease, then
Tenant  shall give  written  notice to Landlord  ("Sublease  Proposal  Notice")  of the area  proposed to be assigned or sublet (the
"Proposed Sublet Space") and the term for which Tenant desires to sublet the Proposed Sublet Space.

         7.4      Landlord  shall have the right in its sole and absolute  discretion  either (i) to sublease  the  Proposed  Sublet
Space from Tenant for the term for which Tenant has proposed to sublet such space,  or (ii) if Tenant  proposes to assign this Lease or if the proposed term of a sublease is  substantially  the balance of the Lease Term, to terminate  this Lease with respect to the
Proposed  Sublet  Space.  Landlord  shall  exercise  such right by sending  Tenant  written  notice  within  thirty  (30) days after
Landlord's  receipt of the Sublease  Proposal  Notice.  If Landlord elects to sublease the Proposed  Sublet Space from Tenant,  such sublease shall be at the same Rent and  additional  rent as Tenant is obligated to pay for such space under this Lease and otherwise upon the same terms and  conditions  as are  contained  in this Lease,  except that  Landlord  shall be entitled to  sub-sublet  the
Proposed  Sublet Space  without  Tenant's  consent and without  paying to Tenant any amount in excess of the rent and other  charges payable to Tenant  pursuant to its sublease with Landlord.  If the Proposed  Sublet Space does not  constitute  the entire  Premises and Landlord  elects to terminate  this Lease with respect to the Proposed  Sublet Space,  then (1) Tenant shall tender the Proposed
Sublet Space to Landlord on a date  specified in Tenant's  notice for  commencement  of the proposed  sublease as if such  specified date had been  originally  set forth in this Lease as the  expiration  date of the Lease Term with  respect to the  Proposed  Sublet
Space,  and (2) as to all portions of the Premises other than the Proposed  Sublet Space,  this Lease shall remain in full force and effect  except that the  additional  rent  payable  pursuant to Article V and the Base Rent shall be reduced pro rata.  Tenant shall pay all expenses of  construction  required to permit the  operation of the Proposed  Sublet Space  separate from the balance of the
Premises.  If the Proposed  Sublet Space  constitutes  the entire  Premises and Landlord  elects to terminate  this Lease,  then (1)
Tenant shall tender the Premises to Landlord on a date specified in Tenant's notice for commencement of the proposed  sublease,  and
(2) the Lease Term shall terminate on such specified date.

         7.5      In the event  Landlord  does not  exercise  its  rights to sublet the  Proposed  Sublet  Space  from  Tenant or to terminate  this Lease with respect  thereto,  Tenant shall be entitled to seek an acceptable  assignee or subtenant for the Proposed
Sublet Space, for a sublease term no longer than that set forth in the Sublease  Proposal  Notice.  In the event such an assignee or subtenant  acceptable to Landlord has not been found by Tenant and  submitted  for  Landlord's  approval  within one hundred  eighty
(180) days from the date of the most recent Sublease  Proposal Notice,  Tenant shall not be entitled to enter into any assignment or sublease without first submitting a new Sublease  Proposal Notice to Landlord and affording  Landlord an opportunity to exercise its subletting or termination rights as set forth in Section 7.4.

         7.6      If,  pursuant to the  agreements  or  understandings  effecting or relating to any  sublease,  assignment or other transfer (whether by operation of law or otherwise),  the subtenant,  assignee or other transferee is to pay any amount in excess of the rent and other  charges  due under this  Lease,  then,  whether  such  excess be in the form of an  increased  rental,  lump sum payment,  payment for the sale or lease of fixtures or other leasehold  improvements or any other form (and if the applicable  space does not constitute  the entire  Premises,  the existence of such excess shall be determined on a pro rata basis),  Tenant shall pay to  Landlord  any such  excess  upon such terms as shall be  specified  by  Landlord  and in no event later than ten (10) days after
Tenant  receives (or is deemed to have  received) such excess.  Landlord shall have the right to inspect  Tenant's books and records relating to any  sublease,  assignment or other  transfer.  Any sublease,  assignment or other  transfer  shall be effected on forms supplied or approved by Landlord.

         7.7      Notwithstanding the foregoing provisions of this Article VII, Tenant may assign,  sublet or otherwise transfer all or part of the Premises or this Lease without the prior consent of Landlord,  but with prior written  notice to Landlord  containing a written  description  of the material  terms and  conditions  of the  transaction,  if the  sublessee or  transferee  is an entity controlling, controlled by, or under common control with Tenant.

ARTICLE VIII
MAINTENANCE AND REPAIRS

         8.1      Tenant  shall keep and maintain the Premises  and all  fixtures  and  equipment  located  therein,  and all of its equipment located anywhere in or on the Building,  in clean, are and sanitary  condition,  shall take good care thereof and make all repairs  thereto,  shall suffer no waste or injury thereto,  and at the expiration or earlier  termination of the Lease Term,  shall surrender the Premises in the same order and  condition in which they were on the Lease  Commencement  Date,  ordinary wear and tear excepted.  Except as otherwise  provided in Article  XVI, all injury,  breakage and damage to the Premises and to any other parts of the Building or the Land caused by any act or omission of any invitee, agent, employee,  subtenant,  assignee,  contractor,  client, family member,  licensee,  customer or guest of Tenant  (collectively,  "Invitees") or Tenant,  shall be repaired by and at Tenant's expense,  except  that  Landlord  shall have the right at  Landlord's  option to make any such  repair and to charge  Tenant for all costs and expenses  incurred in connection  therewith.  Landlord shall provide and install  replacement  tubes for building standard fluorescent light fixtures and all other conventional light bulbs and tubes for the Premises at Tenant's expense.

         8.2      Landlord shall keep and maintain in good order and repair the base-building  structure and all systems serving the
Building and the Premises,  and all common areas of the Building,  including the roof,  exterior  walls,  electrical  and mechanical systems,  and the ground floor lobby and other common areas and  facilities of the Building.  To the extent  provided in Section 5.1 hereof, such costs shall be included in the Operating Charges of the Building.

ARTICLE IX
ALTERATIONS

         9.1      The original  improvement of the Premises shall be  accomplished  in accordance  with Exhibit B. Landlord is under
                                                                                                        ---------
no obligation to make any alterations,  decorations,  additions,  improvements or other changes (collectively  "Alternations") in or to the Premises except as set forth in Exhibit B or otherwise expressly provided in this Lease.
                                       ---------

         9.2      Tenant  shall not make or permit  anyone to make any  Alteration  in or to the  Premises or the  Building  without
Landlord's  prior written  consent,  which  consent shall not be  unreasonably  withheld  with respect to  Alterations  that are not visible  from the  exterior of the  Premises  and do not affect the  structure  of the  Building or impair any of the  base-building systems.  Any Alteration  made by Tenant shall be subject to the preceding  sentence and shall be made: (a) in a good,  workmanlike, first-class and prompt manner;  (b) using new materials  only; (c) by a contractor and in accordance  with plans and  specifications and  procedures  approved in writing by Landlord;  (d) in  accordance  with legal  requirements  and  requirements  of any insurance company  insuring  the  Building;  (e) after  obtaining  any  required  consent of any  Mortgagee;  (f) after  obtaining a workmen's compensation  insurance  policy  approved  in writing by  Landlord  and any other  insurance  required  by  Landlord;  and (g) after delivering to Landlord written,  unconditional  waivers of mechanics' and materialmen's  liens against the Premises and the Building from all proposed  contractors,  subcontractors,  laborers and material suppliers for all work and materials in connection with such
Alteration.  If any lien (or a  petition  to  establish  a lien) is filed in  connection  with any  Alteration,  then  such lien (or petition)shall  be discharged by Tenant at Tenant's  expense  within ten (10)days  thereafter by the payment  thereof or filing of a bond  acceptable  to  Landlord.  Landlord's  consent to the making of an  Alteration  shall be deemed not to  constitute  Landlord's consent to subject its interest in the Premises or the Building to liens which may be filed in  connection  therewith.  Tenant shall hire Landlord (or its designee) to perform any Alteration,  provided that the charge to Tenant therefor is reasonable.  Tenant shall furnish Landlord with an updated set of "as-built" drawings reflecting any Alterations made by Tenant.

         9.3      If any  Alteration  is made without  Landlord's  prior  written  consent,  then  Landlord  shall have the right at
Tenant's  expense to remove and correct such  Alteration  and restore the Premises and the Building to their  condition  immediately prior  thereto or to require  Tenant to do the same.  All  Alterations  to the Premises or the  Building  made by either party shall immediately  become  Landlord's  property and shall remain upon and be  surrendered  with the Premises at the  expiration or earlier termination  of the Lease Term;  provided,  however,  that if Tenant is not in default under this Lease,  then Tenant shall have the right to remove,  prior to the  expiration  or earlier  termination  of the Lease  Term,  all  movable  furniture,  furnishings  and equipment  installed in the Premises solely at Tenant's expense,  and except that Tenant shall be required to remove all Alterations to the Premises or the Building which  Landlord  designates in writing for removal.  Movable  furniture,  furnishings  and equipment shall be deemed to exclude any item which would  normally be removed from the Premises with the  assistance of any tool or machinery other than a dolly.  Landlord shall have the right to repair at Tenant's  expense all damage to the Premises or the Building  caused by such  removal or to require  Tenant to do the same.  If any such  furniture,  furnishing  or  equipment  is not removed by Tenant prior to the  expiration  or earlier  termination  of the Lease Term,  then the same shall become  Landlord's  property and shall be surrendered  with the Premises as a part  thereof;  provided,  however,  that the  Landlord  shall have the right to remove from the
Premises at Tenant's  expense such furniture,  furnishing or equipment and any Alteration  which Landlord  designates in writing for removal.

ARTICLE X
SIGNS

         10.1     Landlord will list Tenant's name in the Building  directory and provide  building  standard signage on or near the primary  suite  entry  door.  Tenant  shall not paint,  affix or  otherwise  display on any part of the  exterior or interior of the
Building any other sign,  advertisement  or notice.  If any such item that has not been approved by Landlord is so  displayed,  then
Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same.

ARTICLE XI
HOLDING OVER

         11.1     Tenant  acknowledges that it is extremely  important that Landlord have substantial  advance notice of the date on which Tenant will vacate the Premises,  because  Landlord will (a) require an extensive period to locate a replacement  tenant,  and
(b) plan its entire  leasing and  renovation  program  for the  Building in  reliance  on its lease  expiration  dates.  Tenant also acknowledges  that if Tenant fails to surrender the Premises at the  expiration or earlier  termination  of the Lease Term,  then it will be  conclusively  presumed that the value to Tenant of remaining in possession,  and the loss that will be suffered by Landlord as a result thereof,  far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued  during such holdover period.  Therefore,  if Tenant does not immediately  surrender the Premises upon the expiration or earlier termination of the Lease Term,  then the rent shall be  increased  to equal to greater of (1) fair market rent for the  Premises,  or (2) double the Base Rent,  additional  rent and other sums that would have been  payable  pursuant to the  provisions  of the this Lease if the
Lease Term had  continued  during such holdover  period.  Such rent shall be computed on a monthly basis and shall be payable on the first day of such  holdover  period and the first day of each  calendar  month  thereafter  during such  holdover  period  until the
Premises have been vacated.  Landlord's  acceptance of such rent shall not in any manner  adversely  affect  Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages.

ARTICLE XII
INSURANCE

         12.1     Tenant shall not conduct any  activity or place any item in or about the  Building  which may increase the cost of any insurance on the  Building.  If any increase in the cost of such  insurance is due to any such  activity or item,  then (whether or not  Landlord  has  consented  to such  activity or item)  Tenant  shall pay the amount of such  increase.  The  statement of any insurance  company or insurance  rating  organization (or other  organization  exercising  similar  functions in connection with the prevention of fires or the  correction of hazardous  conditions)  that such an increase is due to any such activity or item shall be conclusive evidence thereof.

         12.2     Tenant shall maintain  throughout the Lease Term,  with a company  licensed to do business in the  jurisdiction in which the Building is located,  approved by Landlord and having a rating equal to or exceeding A:xi in Best's  Insurance  Guide: (a)
commercial  general  liability  insurance  (written on an occurrence basis and including  contractual  liability and personal injury coverage),  and (b) all-risk property  insurance.  Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar  operations,  but in no event shall be in an amount less than one million dollars  ($1,000,000)  combined single limit per occurrence and two million  dollars  ($2,000,000)  in the aggregate for bodily injury or property damage to any one person or any number of persons.  Such  property  insurance  shall be in an amount not less than that required to replace all of the
Tenant Work, all Alterations  and all other contents of the Premises.  All liability  insurance  shall name Landlord,  any Mortgagee and Landlord's  managing  agent as additional  insured.  All property  insurance  shall contain an  endorsement  that such insurance shall remain in full force and effect  notwithstanding  that the insured may have waived its claims  against any person prior to the occurrence  of a loss,  and provide  that the  insurer  waives all right of recovery by way of  subrogation  against  Landlord,  its partners,  agents and  employees.  All of Tenant's  insurance  shall contain an  endorsement  prohibiting  cancellation,  failure to renew,  reduction in amounts or material  change of coverage  without the insurer's  giving Landlord thirty (30) days' prior written notice of such  action.  Landlord  reserves  the right  from time to time to  require  Tenant to obtain  higher  minimum  amounts of insurance.  Tenant shall deliver a certificate of insurance for all required  insurance  policies (and, upon request,  copies of all required insurance  policies,  including  endorsements and declarations) to Landlord on or before the Lease Commencement Date and at least annually thereafter, no less than thirty (30) days prior to the earliest expiration date on such certificate.

         12.3     Throughout the Lease Term,  Landlord shall insure the Building (or shall cause the Building to be insured) against loss due to fire and other casualties  included in broad form property  insurance  policies for at least ninety percent (90%) of the replacement  value thereof.  Landlord hereby waives and releases Tenant from any and all  liabilities,  claims and losses on account of  damage to the  Building  for which  Tenant is or may be held  liable to the  extent  Landlord  either is  required  to  maintain insurance  pursuant to this Article XII or actually receives insurance proceeds on account thereof;  provided,  however,  Landlord's waiver  shall not include any  deductible  amounts on insurance  policies  carried by Landlord or apply to any  coinsurance  penalty which Landlord might sustain.

         12.4     Landlord and Tenant each waive any and all claims, demands,  liabilities or causes of action resulting from damage to the property of the waiving party to the extent that such damage is the subject of insurance  coverage  required to be maintained by the waiving party  hereunder,  or actually  maintained;  provided,  however,  Landlord's  waiver shall not include any deductible amounts on insurance  policies  carried by Landlord or apply to any coinsurance  penalty which Landlord might sustain.  Landlord and
Tenant shall inform their respective insurance carriers of this waiver of rights or subrogation.

ARTICLE XIII
SERVICES AND UTILITIES

         13.1     Landlord  will  furnish  to the  Premises  in  reasonable  quantities  designed  to result in  uniform  reasonable temperatures  within the  Premises  air-conditioning  and heating  during the seasons  they are  required in  Landlord's  reasonable judgment.  Landlord  will  provide  the  following  in a manner  befitting  a first  class  office  building  in  Washington,  D.C.:
electricity;  water; elevator service;  exterior  window-cleaning  service; and janitorial service after 6:00 p.m. on Monday through
Friday only  (excluding  legal public  holidays).  The normal  hours of operation of the Building  will be 6:00 a.m. to 8:00 p.m. on
Monday  through  Friday  (except legal public  holidays) and 9:00 a.m. to 4:00 p.m. on Saturday  (except legal public  holidays) and such other hours, if any, as Landlord from time to time determines.  If Tenant requires  air-conditioning  or heat beyond the normal hours of  operation,  then  Landlord  will  furnish the same,  provided  Tenant gives  Landlord  sufficient  advance  notice of such requirement.  Tenant shall pay for such extra service in accordance with Landlord's  then-current  schedule of costs and assessments for such extra  service.  Tenant shall have access to the Premises  twenty-four  (24) hours a day,  every day of the year.  Landlord agrees to provide an access  control  system for the Building,  which may be an  electronic  card reading  system or other  suitable system.  At Landlord's  election,  all persons entering the Building may be required to show  identification  to a guard who will be stationed in the entrance lobby of the Building.  Except as otherwise  specified  herein,  Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building.

         13.2     Landlord may install  checkmeters to electrical  circuits serving Tenant's  equipment to verify that Tenant is not consuming excessive  electricity.  If such checkmeters  indicate that Tenant's electricity  consumption is excessive,  then Landlord may install at Tenant's expense  submeters to ascertain  Tenant's actual  electricity  consumption,  and Tenant shall thereafter pay for such  consumption  at the  then-current  price per  kilowatt  hour charged  Landlord by the utility.  For purposes of the Lease, consumption of electricity in excess of four (4) watts per square foot shall be deemed excessive.

         13.3     Tenant shall reimburse  Landlord for the cost of any excess water usage in the Premises.  Excess water usage shall mean the excess of Tenant's  estimated  water usage in the Premises  (per square foot of rentable  area)  during any billing  period over the average  water usage (per square foot of rentable  area) during the same period for the entire  Building,  as calculated by
Landlord.

         13.4     The parties  agree to comply with all  mandatory  and  voluntary  energy  conservation  controls and  requirements applicable  to office  buildings  that are imposed or  instituted  by the Federal or  District  of Columbia  governments,  including without  limitation,  controls on the permitted range of temperature  settings in office  buildings and  requirements  necessitating curtailment  of the volume of energy  consumption  or the hours of operation of the Building.  Any terms or conditions of this Lease that conflict or interfere with compliance  with such controls or requirements  shall be suspended for the duration of such controls or  requirements.  It is further  agreed that  compliance  with such controls or  requirements  shall not be considered an eviction, actual or  constructive,  of the Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

ARTICLE XIV
LIABILITY OF LANDLORD

         14.1     Landlord,  its employees  and agents shall not be liable to Tenant,  any Invitee or any other person or entity for any damage (including  indirect and consequential  damage),  injury, loss or claim (including claims for the interruption of or loss to business)  based on or arising out of any cause  whatsoever  (except as otherwise  provided in this Section),  including  without limitation  the  following:  repair to any portion of the Premises or the Building;  interruption  in the use of the Premises or any equipment  therein:  any accident or damage resulting from any use or operation (by Landlord,  Tenant or any other person or entity)
of elevators or heating, cooling,  electrical,  sewerage or plumbing equipment or apparatus;  termination of this Lease by reason of damage to the Premises or the Building;  fire, robbery, theft, vandalism,  mysterious  disappearance or any other casualty;  actions of any other  tenant of the  Building  or of any other  person or entity;  failure or  inability  to furnish  any service or utility specified in this Lease;  and leakage in any part of the Premises or the Building from water,  rain, ice or snow that may leak into, or flow from,  any part of the  Premises  or the  Building,  or from  drains,  pipes or  plumbing  fixtures  in the  Premises or the
Building.  If any  condition  exists that may be the basis of a claim for  constructive  eviction,  then Tenant shall give  Landlord written notice thereof and a reasonable  opportunity  to correct such  condition,  and in the interim Tenant shall not claim that it has been  constructively  evicted or is  entitled to a rent  abatement.  Any  property  placed by Tenant or Invitees in or about the
Premises or the Building  shall be at the sole risk of Tenant,  and Landlord  shall not in any manner be  responsible  therefor.  If any employee of Landlord  receives  any package or article  delivered  for Tenant,  then such  employee  shall be acting as Tenant's agent for such purpose and not as Landlord's  agent.  For purposes of this Article,  the term "Building"  shall be deemed to include the Land.  Notwithstanding  the foregoing  provisions of this Section,  Landlord  shall not be released from liability to Tenant for damage,  injury,  loss or claim caused by gross negligence or willful misconduct of Landlord,  its agents or employees to the extent such damage,  injury,  loss or claim is not covered by insurance  (a) carried by Tenant or the  affected  party,  or (b) required by this Lease to be carried by Tenant.

         14.2     Tenant shall reimburse  Landlord for, and shall  indemnify,  defend upon request and hold Landlord,  its employees and agents harmless from and against, all costs,  damages,  claims,  liabilities,  expenses (including  attorneys' fees), losses and court costs suffered by or claimed against  Landlord,  directly or indirectly,  based on or arising out of, in whole or in part: (a)
use and  occupancy of the  Premises or the business  conducted  therein;  (b) any act or omission of Tenant or any Invitee;  (c) any breach of Tenant's  obligations  under this Lease,  including  failure to surrender  the  Premises  upon the  expiration  or earlier termination  of the Lease Term;  (d) any entry by Tenant or any Invitee upon the Land prior to the Lease  Commencement  Date; or (e)
the breach of any  representation  or warranty made by Tenant in this Lease except to the extent that any of the foregoing is caused by the gross negligence or willful misconduct of Landlord, its agents or employees.

         14.3     If any Landlord  hereunder  transfers the Building or such Landlord's  interest therein,  then such Landlord shall not be liable for any  obligation  or liability  based on or arising out of any event or condition  occurring  after such  transfer.
Within ten (10) days after  request,  Tenant  shall attorn to such  transferee  and  execute,  acknowledge  and deliver any document submitted to Tenant confirming such attornment.

         14.4     Tenant  shall not have the right to offset or deduct  the  amount  alleged  owed to Tenant  pursuant  to any claim against  Landlord  from any rent or other sum payable to Landlord.  Tenant's  sole remedy for  covering  upon such claim shall be to institute an independent action against Landlord.

         14.5     If Tenant or any Invitee is awarded a money judgment  against  Landlord,  then recourse for  satisfaction  of such judgment  shall be limited to execution  against  Landlord's  estate and interest in the Building.  No other asset of Landlord,  any partner,  direct or officer of Landlord  (collectively  "Officer")  or any other  person or entity  shall be available to satisfy or subject to such judgment,  nor shall any Officer or other person or entity have personal  liability for satisfaction of any claim or judgment against Landlord or any Officer.

ARTICLE XV
RULES

         15.1     Tenant and Invitees  shall  observe the rules  specified in Exhibit D. Tenant and Invitees  shall also observe any
                                                                              ---------
other rule that Landlord may  promulgate  for the operation or  maintenance  of the Building;  provided that notice thereof is given and such rule is not  inconsistent  with the  provisions  of the Lease.  Landlord  shall  have no duty to enforce  such rules or any provision of any other lease against any other tenant;  provided that Landlord  shall not enforce the rules against  Tenant in a way that discriminates unfairly against Tenant.

ARTICLE XVI
DAMAGE TO BUILDING

         16.1     If the Premises or the Building are totally or partially  damaged by fire or other  casualty,  and (a)  Landlord's insurance is insufficient  to pay the full cost of the repair and  restoration to be performed by Landlord,  (b) any Mortgagee fails or refuse to make such  insurance  proceeds  available for such repair and  restoration,  (c) zoning or other  applicable Law do not permit such repair and  restoration,  (d) the cost of repair and restoration  exceeds  twenty-five  percent (25%) of the replacement value of the Building,  or (e) in Landlord's  judgment the period needed for effecting a satisfactory  settlement with any insurance company  involved,  removing  debris,  preparing  plains,  obtaining  all  required  governmental  permits and other  approvals  and completing  such repair and  restoration  will exceed two hundred  seventy  (270) days after the  occurrence  of such  damage,  then
Landlord  shall  have the right,  at its sole  option,  to  terminate  this Lease by giving  written  notice of  termination  within forty-five  (45) days after the occurrence of such damage,  or, if later,  within ten (10) days after Landlord last receives  notice of the existence of any of the  circumstances  in clauses (a) through (e) above.  Landlord  shall have no liability to Tenant in the event  Landlord's  estimate of the time frame for the  circumstances  in clause (e) above  proves  inaccurate.  If the  Premises are totally or partially  damaged by fire or other  casualty that renders the Premises  totally or partially  inaccessible  or unusable, and the conditions in clause (e) above exist with respect other Premises,  then Tenant shall have the right, at Tenant's option,  to terminate this Lease by giving written notice of termination  within  forty-five (45) days after the occurrence of such damage,  or, if earlier,  within ten (10) days after Landlord  notifies  Tenant that Landlord  intends to proceed with repair and  restoration as required by this  Article.  If this Lease is  terminated  pursuant to this  Article,  then rent shall be  apportioned  (based on the portion of the Premises which is useable after such damage) and paid to the date of termination.

         16.2     If this Lease is not  terminated  as a result of such  damage,  then,  after  collecting  the  insurance  proceeds attributable  to such damage  (including the proceeds of any insurance  maintained by Tenant with respect to  improvements in excess of Building  Standard,  which proceeds  shall be paid to Landlord),  Landlord  shall  diligently  repair and restore the Premises to substantially  the same  condition  they were in prior to such damage;  provided,  however,  that Landlord  shall not be required to repair or restore any Alternation  previously made by Tenant or any of Tenant's trade fixtures,  furnishings,  equipment or personal property.  Landlord  shall bear the expenses of such repair and  restoration  of the Premises and the Building;  provided,  however, that:  (a) if such  damage or  destruction  was caused by the act or omission of Tenant or any  Invitee,  then Tenant  shall pay the amount by which such expenses exceed the insurance  proceeds,  if any, actually received by Landlord on account of such damage;  and
(b) Tenant shall pay the amount by which the cost of restoring any tenant  improvements  that are not Building  Standard exceeds the insurance  proceeds,  if any, received with respect thereto.  If this Lease is not terminated as a result of such damage, then until such  repair and  restoration  of the  Premises  are  substantially  complete,  Tenant  shall be  required  to pay the Base Rent and additional  rent only for the portion of the Premises  that is usable while such repair and  restoration  are being made;  provided, however,  that:  (1) if such damage was cause day the act or omission of Tenant or any  Invitee,  then Tenant  shall not be entitled to any such rent reduction;  and (2) if a delay in the substantial  completion of the repair and restoration shall occur as a result of any cause of the kind  described in Exhibit B as a Tenant Delay,  including any failure by Tenant to provide  Landlord with plans
                                       ---------
and  specifications  for such repair or restoration  within fifteen (15) days of and lord's request or any delay by Tenant in giving authorizations,  approvals  or  substitutions  necessary  for  completion  of the repair or  restoration,  then Tenant  shall not be entitled to any rent  reduction  for any period in excess of the period which would be necessary  regardless  of the  aforementioned delays to restore the Premises to Building Standard conditions.

ARTICLE XVII
CONDEMNATION

         17.1     If  one-third  or more of the area of the  Premises or occupancy of one-third or more of the areas of the Premises shall be taken or condemned by any  governmental or  quasi-governmental  authority for any public or quasi-public  use or purpose or sold under threat of such a taking or condemnation  (collectively,  "Condemned" or "Condemnation"),  then this Lease shall terminate on the date title vests in such  authority and rent shall be  apportioned  as of such date.  If less than  one-third of the Premises or  occupancy  thereof is  Condemned,  then this Lease shall  continue in full force and effect as to the part of the  Premises  not
Condemned,  except  that as of the date  title  vests in such  authority  Tenant  shall  not be  required  to pay the Base  Rent and additional  rent with  respect to the part of the  Premises  Condemned.  If any  Condemnation  reduces the number of parking  spaces available to the Building, then the amount of any additional rent payable for such parking spaces shall be reduced proportionately.
If there is a  Condemnation  of the Land or the Building  for which the award,  damages and other  compensation  can  reasonably  be expected to exceed  twenty-five  percent  (25%) of the  replacement  value of the Land or Building,  then  regardless of whether the
Premises  are  affected,  Landlord  shall have the right to  terminate  this Lease as of the date title vests in such  authority  by written notice to Tenant within forty-five (45) days of the date title vests in such authority.

         17.2     All awards,  damages and other compensation paid by such authority on account of such condemnation shall belong to
Landlord,  and Tenant  assigns to Landlord  all rights to such  awards,  damages and  compensation.  Tenant shall not make any claim against  Landlord or the authority for any portion of such award,  damages or  compensation  attributable to damage to the Premises, value of the  unexpired  portion of the Lease term,  loss of profits or  goodwill,  leasehold  improvements  or  severance  damages.
Nothing  contained  herein,  however,  shall prevent  Tenant from  pursuing a separate  claim against the authority for the value of furnishings  and trade  fixtures  installed in the Premises  such claim shall in no way diminish the amounts  payable to Landlord in connection with such condemnation.

ARTICLE XVIII
DEFAULT

         18.1     An "Event of Default" is: (a) Tenant's  failure to make when due any payment of the Base Rent,  additional rent or other sum,  provided  that,  on up to two (2)  occasions  in any twelve (12) month  period,  there exist no Event of Default  unless
Tenant  shall have been given  written  notice of such  failure and shall not have made the payment  within five (5)  business  days following  the giving of such notice;  (b) Tenant's  failure to perform or observe any other  covenant or  condition,  which failure continues for twenty (20) days,  provided  that, if such  violation or failure is susceptible to cure but not capable of being cured within  such  twenty  (20) day  period,  there shall  exist no Event of Default  provided  Tenant  promptly  commences  to cure such violation or failure and diligently pursues such cure to completion;  (c) Tenant's failure to occupy continuously the Premises;  (d)
an Event of Bankruptcy as specified in Article XIX; or (e) Tenant's dissolution or liquidation.

         18.2     This Lease is entered  into on the express  condition  that,  if there shall be an Event of Default,  including an
Event of default prior to the Lease  Commencement  Date,  then the  provisions of this Section shall apply.  Landlord shall have the right, at its sole option,  to terminate this Lease. In addition,  with or without  terminating  this Lease,  Landlord may re-enter, terminate  Tenant's  right of possession  and take  possession of the  Premises.  The  provisions of this Article shall operate as a notice  to quit,  any other  notice to quit or of  Landlord's  intention  to  re-enter  the  Premises  being  expressly  waived.  If necessary,  Landlord  may proceed to recover  possession  of the  Premises  under  applicable  laws,  or by such other  proceedings, including  re-entry and  possession,  as may be  applicable.  If Landlord  elects to terminate this Lease and/or elects to terminate
Tenant's right of possession,  then  everything in this Lease to be done by Landlord shall cease,  without  prejudice,  however,  to
Tenant's  liability  for all rent and other sums accrued  through the later of  termination  or Landlord's  recovery of  possession.
Landlord may relet the Premises or any part  thereof,  alone or together  with other  premises,  for such term(s)  (which may extend beyond the date on which the Lease Term would have expired but for Tenant's  default)  and on such terms and  conditions  (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion,  may determine,  but Landlord shall not be liable for, nor shall  Tenant's  obligations  be diminished by reason of,  Landlord's  failure to relet the Premises or collect any rent due upon such  reletting.  Whether or not this Lease is  terminated,  Tenant  nevertheless  shall remain liable for the Base Rent,  additional  rent or damages  which may be due or  sustained  prior to such  default,  all costs,  fees and  expenses
(including  without  limitation  reasonable  attorneys'  fees,  brokerage  fees and  expenses  incurred in placing  the  Premises in first-class  rentable  condition)  incurred by Landlord in pursuant of its  remedies and in renting the Premises to others from time to time.  Tenant shall also be liable for  additional  damages  which at  Landlord's  election  shall be either  Monthly  Damages or
Present Value  Damages.  "Monthly  Damages"  shall be an amount equal to the Base Rent and  additional  rent which would have become due during the remainder of the Lease Term,  less the amount of rental,  if any,  which  Landlord  receives  during such period from others to whom the Premises may be rented  (other than any  additional  rent payable as a result of any failure of such other person to perform any of its obligations),  which damages shall be computed and payable in monthly  installments,  in advance, on the first day of each calendar  month  following  Tenant's  default and  continuing  until the date on which the Lease Term would have expired but for  Tenant's  default.  Separate  suits may be brought to collect any such  Monthly  Damages for any  month(s),  and such suits shall not in any manner prejudice  Landlord's right to collect any such damages for any subsequent  month(s),  or Landlord may defer any such suit until after the  expiration  of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration  of the Lease Term.  "Present  Value  Damages"  shall be an amount equal to the present value (as of the date of Tenant's default) of the difference  between (i) the Base Rent and additional  rent which would have become due through the date on which the
Lease Term would have expired but for Tenant's  default and (ii) the fair market  rental value of the Premises over the same period, which  damages shall be payable to Landlord in a lump sum on demand.  For purpose of this  Section,  present value shall be computed by  discounting  at a rate equal to one (1) whole  percentage  point above the discount  rate then in effect at the Federal  Reserve
Bank of New York.  Tenant waives any right of  redemption,  re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

         18.3     Landlord shall have the right to terminate any renewal or expansion  right  contained int his Lease,  and to grant or  withhold  any  consent or  approval  pursuant  to this lease in its sole and  absolute  discretion,  if an Event of Default  has occurred.  If this Lease  requires  Landlord  to be  reasonable  in giving any prior  written  consent or  approval  of an action by
Tenant,  Landlord  nevertheless  shall not be required to be a reasonable in approving the Landlord's prior written consent pursuant to this  Lease.  Landlord  shall  have no  obligation  to refund to Tenant or to  credit  to Tenant  against  any other  amounts  or installments  coming due to Landlord  hereunder any amount  otherwise owed or creditable by Landlord to Tenant pursuant to the terms of this Lease if (a) Tenant is in default  hereunder  but an Event of Default has not  occurred,  unless such default is cured prior to the  expiration  of any  applicable  grace period or (b) an Event of Default has occurred.  The  provisions of this Section shall apply  notwithstanding  anything to the contrary in this Lease, and whether or not this Lease and/or Tenant's right of possession is terminated as a result of Tenant's default.

         18.4     Landlord's  rights and remedies set forth in this lease are cumulative and in addition to Landlord's  other rights and  remedies at law or in equity,  including  those  available  as a result of any  anticipatory  breach of this Lease.  Landlord's exercise  of any such right or remedy  shall not  present  the  con-current  or  subsequent  exercise  of any other right or remedy.
Landlord's  delay or failure to  exercise  or enforce  any of  Landlord's  rights or  remedies  or  Tenant's  obligations  shall not constitute a waiver of any such rights,  remedies or  obligations.  Landlord  shall not be deemed to have waived any default  unless such waiver  expressly is set forth in an instrument  signed by Landlord.  Any such waiver shall not be construed as a waiver of any covenant or condition  except as to the specific  circumstances  described in such  waiver.  Neither  Tenant's  payment of an amount less than a sum due nor  Tenant's  endorsement  or  statement on any check or letter  accompanying  such payment  shall be deemed an accord and  satisfaction.  Notwithstanding  any request or  designation  by Tenant,  Landlord  may apply any payment  received  from
Tenant to any payment then due.  Landlord may accept the same without  prejudice to Landlord's  right to recover the balance of such sum or to pursue other  remedies.  Re-entry and  acceptance  of keys shall not be  considered  an  acceptance of a surrender of this
Lease.

         18.5     If more than one natural person and/or entity shall constitute  Tenant,  then the liability of each such person or entity  shall be joint and  several.  If Tenant is a general  partnership  or other  entity  the  partners  or  members of which are subject to  personal  liability,  then the  liability  of each such  partner or member  shall be joint and  several.  If Tenant is a partnership,  without  limiting any other proper means for service of process upon Tenant or its  partners,  Tenant  represents  and warrants to Landlord that each General Partner has  irrevocably  appointed the person to whom notices to Tenant under this Lease are to be  addressed  as its agent for service of process in all  matters  relating to this Lease.  Tenant  represents  and  warrants to
Landlord that neither Tenant,  nor any Guarantor,  nor any General Partner,  is entitled,  directly or indirectly,  to diplomatic or sovereign immunity.

         18.6     If Tenant  fails to make any  payment to any third  party or to do any act herein  required  to be made or done by
Tenant,  then  Landlord  may, but shall not be required to, make such  payment or do such act.  Landlord's  taking such action shall not be  considered  a cure of such failure by Tenant or prevent  Landlord  from  pursuing any remedy it is otherwise  entitled to in connection  with such  failure.  If Landlord  elects to make such payment or do such at, then all expenses  incurred,  plus interest thereon at the Default Rate from the date  incurred to the date of payment  thereof by Tenant,  shall  constitute  additional  rent.
The "Default  Rate" shall equal the rate per annum which is five (5) whole  percentage  points above the prime rate  published  from time to time in the Money Rates  section of The Wall Street  Journal,  or such  replacement  rate as Landlord may  designate if said prime rate is not available.

         18.7     If tenant fails to make any payment of the Base Rent,  additional  rent or any other sum payable to Landlord on or before the date such payment is due and payable  (without regard to any grace period  specified in Section 18.1),  then Tenant shall pay a late charge of five percent  (5%) of the amount of such  payment.  In  addition,  such payment and such late charge shall bear interest at the Default Rate from the date such payment was due to the date of payment.

         18.8     As security for the  performance  of Tenant's  obligations,  Tenant  grants to Landlord a lien upon and a security interest in Tenant's existing or hereafter acquired personal property,  inventory,  furniture,  fixtures, equipment and other assets which are located int he Premises or used in  connection  with the business to be conducted in the  Premises.  Such lien shall be in addition to Landlord's  rights of distraint.  Within five (5) days after request,  Tenant shall execute,  acknowledge and deliver to
Landlord a financing  statement  and any other  document  submitted  to Tenant  evidencing  or  establishing  such lien and security interest.  During any period  Tenant is in default  under this Lease,  Tenant  shall not sell,  transfer or remove from the Premises such personal property, inventory, furniture, fixtures, equipment and assets.

ARTICLE XIX
BANKRUPTCY

         19.1     An "Event of  Bankruptcy"  is: the  occurrence,  with  respect to Tenant,  any  guarantor  or surety of this Lease
("Guarantor"),  or any general  partner in Tenant (a "General  Partner") of any of the  following:  (a) any such  person's  becoming insolvent,  as that term is defined in Title 11 of the United States Code (the "Bankruptcy  Code"),  or under the insolvency laws of any state (the  "Insolvency  Laws");  (b)  appointment  of a receiver  or  custodian  for any  property of any such  person,  or the institution of a foreclosure or attachment  action upon any property of any such person;  (c) filing of a voluntary  petition by any such person under the provisions of the Bankruptcy Code or Insolvency  Laws; (d) filing of an involuntary  petition against any such person as the subject  debtor under the Bankruptcy  Code or Insolvency  Laws,  which either (1) is not dismissed  within thirty (30)
days after filing,  or (2) results in the issuance of an order for relief  against the debtor;  or (e) any such  person's  making or consenting to an assignment for the benefit of creditors or a composition of creditors.

         19.2     Upon  occurrence of an Event of  Bankruptcy,  Landlord  shall have all rights and remedies  available  pursuant to
Article XVIII;  provided,  however,  that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy  Code is pending,  Landlord's  right to terminate  this Lease shall be subject,  to the extent  required by the  Bankruptcy  Code,  to any rights of Tenant or its trustee in bankruptcy  (collectively,  "Trustee") to assume or assign this Lease  pursuant to the Bankruptcy
Code.  Trustee shall not have the right to assume or assign this Lease unless  Trustee  promptly:  (a) cures all defaults under this
Lease;  (b)  compensates  Landlord for damages  incurred as a result of such  defaults;  (c) provides  adequate  assurance of future performance on the part of Tenant or Tenant's assignee;  (d) complies with all other requirements of this Article;  and (e) complies with all other  requirements  of the  Bankruptcy  Code.  If  Trustee  fails to assume or assign  this Lease in  accordance  with the requirements  of the Bankruptcy  Code within sixty (60) days after the initiation of the Case,  then Trustee shall be deemed to have rejected  this Lease.  Adequate  assurance of future  performance  shall  require that the  following  minimum  criteria be met: (1)
Tenant's gross receipts in the ordinary  course of business  during the thirty (30) days preceding the Case must be greater than ten
(10) times the next monthly  installment of the Base Rent and additional  rent; (2) both the average and median of Tenant's  monthly gross  receipts in the  ordinary  course of business  during the seven (7) months  preceding  the Case must be greater than ten (10)
times the next monthly  installment of the Base Rent and additional  rent; (3) Trustee must pay its estimated  pro-rata share of the cost of all  services  performed  or provided by Landlord  (whether  directly or through  agents or  contractors  and whether or not previously  included as part of the Base Rent) in advance of the  performance or provision of such services;  (4) Trustee must agree that Tenant's business shall be conducted in a first-class  manner, and that no liquidating sale,  auction or other  non-first-class business  operation shall be conducted in the Premises;  (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain  unchanged and that no prohibited  use shall be permitted;  (6) Trustee must agree that the assumption or assignment of this lease shall not violate or affect the rights of other  tenants in the  Building  and the complex or area in which the  Building is  located;  (7)  Trustee  must  pay at the time the  next  monthly  installment  of the  Base  Rent is due,  in  addition  to such installment,  an amount  equal to the  monthly  installments  of the base Rent and  additional  rent due for the next six (6) months thereafter,  such  amount o be held as a security  deposit;  (8)  Trustee  must  agree to pay,  at any time  Landlord  draws on such security  deposit,  the amount necessary to restore such security  deposit to its original amount;  and (9) all assurances of future performance  specified in the  Bankruptcy  Code must be provided.  If Trustee  shall  propose to assume and assign this Lease to any person who shall have made a bona fide offer to accept an  assignment of this Lease on terms  acceptable to Trustee,  then notice of such  proposed  assignment  shall be given to Landlord  by Trustee no later than  twenty (20) days after  receipt by Trustee of such offer,  but in any  event no later  than ten (10)  days  prior to the date  that  Trustee  shall  make  application  to the court of competent  jurisdiction  for approval to assume this Lease and enter into such  assignment,  and Landlord  shall  thereupon have the option,  to be exercised by notice to Trustee  given at any time prior to the date of such  application,  to accept an assignment of this Lease upon the same terms and conditions  and for the same  consideration,  if any, as the offer made by such person,  less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

ARTICLE XX
SUBORDINATION

         20.1     This lease is subject and  subordinate  to the lien,  operation and effect of all  mortgages,  except as otherwise provided in this Article.  A "Mortgage" is any of the following now or hereafter in effect: any mortgage,  deed of trust,  financing statement  or similar  security or  financing  instrument  securing  any existing o future debt or  obligation  and  encumbering  or affecting the Building;  any master lease,  ground lease or other  underlying  lease or sublease  under which  Landlord is lessee or sublessee  of the  Building;  and all  renewals,  extensions,  modifications,  recasting  or  refinancing  of any such  agreement or instrument.  A "Mortgagee"  is the holder or other party secured by, or lessor under,  any Mortgage.  The provisions of this Article shall be effective  without any further  document  signed by Tenant;  however,  in  confirmation  of the provisions of this Article,
Tenant shall at Landlord's request promptly execute any requisite or appropriate documents.

         20.2     If and to the extent  specifically  elected by any  Mortgagee in  writing,a t its sole option:  (a) this Lease and
Tenant's rights  hereunder  shall not be terminated or affected by the  foreclosure,  trustee's  sale,  deed-in-lieu of foreclosure, termination  or other  enforcement  (collectively,  "Foreclosure:(  if (i) such  Mortgagee's  Mortgage  and/or  (ii)  except  as the
Mortgagees may otherwise  agree in writing,  any Mortgage which is subordinate to such Mortgage;  and (b) this Lease shall be deemed superior to any such  Mortgage  and/or  Mortgages,  to the extent  necessary to prevent any such  Foreclosure  from  terminating  or affecting this Lease and Tenant's rights  hereunder,  but such superiority  shall not limit the ability of any Mortgagee to exercise the other  rights  granted in its  Mortgage,  including  but not  limited to the right to direct the  application  of  insurance  or condemnation  proceeds.  Such election by a Mortgagee maybe made in its Mortgage,in an advertisement of a Foreclosure  sale, or in a separate  document  executed before,  or within a reasonable time after, a Foreclosure.  Tenant waives the provisions of any statute or rule of law now or hereafter  in effect  which may give or purport to give Tenant any right to  terminate or otherwise  adversely affect this Lease or Tenant's  obligations  in the event any  Foreclosure  is prosecuted or completed or in the event the Land,  the
Building or Landlord's  interest therein is sold at a Foreclosure.  The preceding  sentence shall not,  however,  prevent this Lease from being  terminated or extinguished  by the Foreclosure of any Mortgage to which this Lease is subordinate  (subject to the first sentence of this Section).  If this Lease is not terminated or extinguished  upon such  Foreclosure or by the purchaser or successor following  such  Foreclosure,  then,  at the request of such  purchaser  or  successor,  Tenant  shall  attorn to such  purchaser or successor and shall  recognize  such purchaser or successor as the Landlord under this Lease.  Upon such  attornment  such purchaser or  successor  shall not be: (1) bound by any payment of the Base Rent or  additional  rent more than one (1) month in advance;  (2)
bound by any amendment of this Lease made without the written consent of the Mortgagee  under each Mortgage  existing as of the date of such  amendment;  (3) liable for any breach,  act or  omission of any prior  landlord;  (4) subject to any  offsets,  defenses or counterclaims which Tenant might have against any prior landlord;  (5) obligated to perform any work for Tenant or the Premises;  or
(6) liable for the return of any security deposit not actually received by such purchaser or successor.

         20.3     If any lender or prospective  lender providing  financing  secured by the Building requires as a condition of such financing  that  modifications  to this Lease be obtained,  and provided  that such  modifications  (a) are  reasonable,  (b) do not adversely affect in a material manner Tenant's use of the Premises as herein  permitted,  and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease  incorporating such  modifications.  Tenant shall execute, acknowledge and deliver such amendment to Landlord within ten (10) days after receipt.

ARTICLE XXI
QUIET ENJOYMENT

         21.1     Landlord covenants that if Tenant shall perform timely all of its obligations,  then, subject to the provisions of this Lease,  Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without  hindrance by Landlord or anyone rightfully claiming through Landlord.

         21.2     Landlord  reserves the right to: (a) change the street  address and name of the Building or the complex or area in which the Building is located;  (b) change the  arrangement  and location of entrances,  passageways,  doors,  doorways,  corridors, elevators,  stairs,  toilets or other public parts of the Building;  (c) erect,  use and maintain  pipes and conduits in and through the Premises;  (d) grant to anyone the exclusive right to conduct any particular  business in the Building not inconsistent with the permitted  use of the  Premises;  (e) use or Lease  exclusively  the roof  areas,  the  sidewalks  and  other  exterior  areas;  (f)
resubdivide the Land or to combine the Land with other lands; (g) construct  improvements  (including kiosks) on the Land and in the public and common areas of the  Building;  (h) relocate any parking area  designated  for Tenant's  use; and (i) install and display signs,  advertisements  and notices on any part of the  exterior or interior of the  Building.  Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy.

         21.3     Without  limiting the generality of the preceding  Section,  Tenant's rights under this Lease shall extend only to the surfaces  facing the interior of the space  identified in Article I as the Premises,  and not to any other areas,  including but not limited to: (a) exterior  walls;  (b) the space above the hung ceiling;  (c) the space below the underside of the Premises;  (d)
the Land;  (e) the roof of the  Building  (except as provided in this  Lease);  and (f) the common or public  areas of the  Building
(except for ingress and egress purposes expressly permitted by this Lease).

ARTICLE XXII
GENERAL PROVISIONS

         22.1     Tenant  acknowledges  that  neither  Landlord  nor any  broker,  agent  or  employee  of  Landlord  has  made  any representation  or promise with respect to the Premises or the Building except as expressly set forth herein,  and no right is being acquired by Tenant except as expressly  set forth herein.  This Lease  contains the entire  agreement of the parties and  supersedes all prior  agreements,  negotiations,  letters of  intent,  proposals,  representations,  warranties  and  discussions  between  the parties.  This Lease may be changed in any manner only by an instrument signed by both parties.

         22.2     Nothing contained in this Lease shall be construed as creating any relationship  between Landlord and Tenant other than that of Landlord and Tenant.

         22.3     Landlord  and Tenant  each  warrants  that in  connection  with this Lease it has not  employed  or dealt with any broker,  agent or finder other than the  Broker(s).  Tenant shall  indemnify and hold  Landlord  harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Tenant or with whom Tenant has dealt.

         22.4     From time to time upon ten (10) days' prior written  notice,  Tenant and each  subtenant,  assignee or occupant of
Tenant shall execute,  acknowledge  and deliver to Landlord and any designee of Landlord a written  statement  certifying:  (a) that this Lease is  unmodified  and in full force and effect (or that this Lease is in full force and effect as modified  and stating the modifications);  (b) the amount of Base Rent and  additional  rent and the dates to which rent and any other charges have been paid;
(c) that  Landlord is not in default in the  performance  of any  obligation  (or  specifying  the nature of any  default);  (d) the address to which notices are to be sent; (e) the Lease  Commencement  Date and date of expiration of the Lease Term; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying  the incomplete  work);  and (g) such other matters as Landlord may  request.  From time to time upon ten (10) days' prior  written  notice,  Tenant shall  deliver to Landlord the most current  financial  statements of Tenant,  each Guarantor (if any) and each General Partner (if any),  together with such additional information  regarding the financial or other condition of such persons as Landlord may request.  The financial  statements for each such person shall be audited or reviewed to the most rigorous level of review of any financial  statements  previously  delivered to
Landlord for such person.  Tenant  represents and warrants to Landlord that all financial  statements and information  previously or in the future delivered to Landlord  regarding  Tenant,  any Guarantor and any General Partner shall be true,  correct and complete.
Tenant  represents  and warrants to Landlord that there has been no material  adverse  change in Tenant's  financial  condition from that  depicted in the  financial  statements  previously  delivered  to Landlord by Tenant.  Any breach of the  representations  and warranties  contained in the two (2)  immediately  preceding  sentences shall  constitute an Event of Default under this Lease.  Any statements  delivered  pursuant  to this  Section  may be relied  upon by any owner of the  Building  or the Land,  any  prospective purchaser of the Building or the Land, any lender or prospective  lender,  or any other person or entity.  Tenant  acknowledges that time is of the essence to the  delivery  of such  statements  and  Tenant's  failure to deliver  timely  such  statements  may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building.

         22.5     Landlord,  Tenant,  Guarantors  and General  Partners  waive trial by jury in any  action,  claim or  counterclaim brought in connection  with any matter arising out of or in any way connected  with this Lease,  the  landlord-tenant  relationship,
Tenant's  use or  occupancy  of the  Premises  or any claim of injury or damage.  Tenant  consents  to  service  of process  and any pleading relating to any such action at the Premises;  provided,  however,  that nothing herein shall be construed as requiring such service at the Premises.  Landlord,  Tenant,  all Guarantors and all General Partners waive any objection to the venue of any action filed in any court  situated in the  jurisdiction  in which the  Building is located and waive any right to transfer any such action filed in any such court to any other court.

         22.6     All notices or other required  communications shall be in writing and shall be deemed duly given when delivered in person  (with  receipt  therefor),  or when sent by Federal  Express  or another  overnight  courier  or when sent by  certified  or registered mail, return receipt requested,  postage prepaid, to the following addresses:  (a) if to Landlord,  808 17th Street, N.W.
Washington,  DC 20006,  attn: Bank Property  Management;  or (b) if to Tenant, to Tenant's  Representative  at the Premises.  Either
party may change its  address  for the  giving of notices by notice  given in  accordance  with this  Section.  If  Landlord  or any
Mortgagee  notifies  Tenant that a copy of each notice to Landlord  shall be sent to such  Mortgagee  at a specified  address,  then
Tenant  shall send (in the manner  specified  in this  Section and at the same time such notice is sent to  Landlord) a copy of each such notice to such Mortgagee,  and no such notice shall be considered  duly sent unless such copy is so sent to such Mortgagee.  If
Tenant claims that Landlord has breached any  obligation,  then Tenant shall send such  Mortgagee  notice  specifying the breach and permit such Mortgagee a reasonable opportunity to cure the breach.

         22.7     Each  provision  of this Lease shall be valid and  enforceable  to the  fullest  extent  permitted  by law. If any provision or its  application to any person or  circumstance  shall to any extent be invalid or  unenforceable,  then such provision shall be deemed to be replaced by the valid and  enforceable  provision most  substantively  similar  thereto,  and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

         22.8     This Section sets forth  certain rules of  construction,  which shall apply to this Lease and all  agreements  and
Exhibits  supplemental  to this Lease,  unless the context  otherwise  requires.  Feminine,  masculine or neuter  pronouns  shall be substituted for those of any form, and the plural or singular shall be substituted  for the other number,  in any place in which the context may require.  The  term"person"  includes  natural persons as well as  corporations,  partnerships  and other entities.  The terms  "include,"  "such as" and the like shall be  construed  as if followed by the phrase  "without  being  limited to." The terms
"herein,"  "hereunder"  and the like shall  refer to this Lease as a whole,  not to any  particular  Section or other  part,  unless expressly so stated.  The term "tenant"  shall include any and all occupants of the Building.  The terms  "consent,"  "approval" and the like shall means prior written  consent and approval.  (References  to days,  months or years shall refer to calendar days (i.e.
Sunday,  Monday,  etc.),  calendar months (i.e.  January,  February,  March, etc.), or calendar years (i.e. 1990, 1991, etc.) unless expressly  so stated.  The terms  "business  day," "work day" and the like shall mean any day other than  Saturday,  Sunday or a day observed by the Executive Departments of the Federal Government as a legal holiday.

         22.9     The  provisions  of this Lease shall be binding upon and inure to the benefit of the parties and their  respective representatives,  successors and assigns,  subject to the provisions herein  restricting  assignment or subletting.  No other person shall have any rights hereunder or be deemed a third-party beneficiary of this Lease.

         22.10     Tenant  shall permit  Landlord  and its  designees to enter the  Premises,  without  charge  therefor and without diminution  of the rent payable to Tenant,  to inspect and exhibit the Premises and make such  alternations  and repairs as Landlord may deem necessary.

         22.11     This Lease shall be governed by the laws of the jurisdiction in which the Building is located.

         22.12     Headings and any table of contents or index are used for  convenience and shall not be considered when construing this Lease.

         22.13     The submission to Tenant of an unsigned copy of this document,  including drafts and correspondence  submitted to
Tenant by any person on  Landlord's  behalf,  shall not  constitute an offer or option to lease.  This Lease shall become  effective and binding only upon execution and delivery by both Landlord and Tenant.

         22.14     Time is of the essence with respect to each provision of this Lease.

         22.15     This  Lease may be  executed  in  multiple  counterparts,  each of which is deemed an  original  and all of which constitute one and the same document.  Neither this Lease nor a memorandum thereof shall be recorded.

         22.16     Tenant hereby waives any right to damages based upon  Landlord's  actual or allegedly  wrongfully  withholding or delaying any consent under or in connection  with this Lease.  Tenant's sole remedy for any wrongfully  withheld or delayed  consent shall be a proceeding  for specific  performance,  or injunction or  declaratory  judgment.  In no event shall Tenant be entitled to any other rights or remedies arising from any such withholding or delaying of consent.

         22.17     Landlord reserves the right to make reasonable  changes to the plans and  specifications for the Building without
Tenant's consent, provided such changes do not alter the character of the Building as a first-class office building.

         22.18     The rentable area in the Building and in the Premises  shall be determined by Landlord's  architect in accordance with the Washington, D.C. Association of Realtors' Standard Method of Measurement in effect on the date of this Lease.

         22.19     Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord,  and any cost,  expense,  damage or liability  incurred by Landlord for which Tenant is liable,  shall be considered  additional rent payable pursuant  to this  Lease and paid by Tenant no later  than ten (10) days  after  the date  Landlord  notifies  Tenant of the  amount thereof.  If Tenant wishes to object to any statement  rendered by Landlord setting forth the amount of any additional rent,  Tenant shall give Landlord written notice,  specifying in reasonable detail the grounds for Tenant's objection,  within ten (10) days after the  statement  is  rendered  to  Tenant;  provided  that such  objection  shall not  entitle  Tenant to reduce or delay  paying any additional  rent.  Tenant shall be deemed to have waived any such  objection if Tenant does not give Landlord the written  notice of objection as and when described above.

         22.20     Tenant's  liabilities  existing as of the expiration or earlier  termination of the Lease Term shall survive such expiration or earlier termination.

         22.21     If  Landlord  is in any way  delayed  or  prevented  from  performing  any  obligation  due to fire,  act of God, governmental  act or failure to act,  labor  dispute,  inability  to procure  materials or any cause  beyond  Landlord's  reasonable control (whether similar or dissimilar to the foregoing  events),  then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

         22.22     The deletion of any printed,  typed or other portion of this Lease, or any earlier draft of this Lease, shall not evidence an intention to  contradict  such deleted  portion.  Such deleted  portion  shall be deemed never to have been  inserted in this Lease.

         22.23     The person executing this Lease on Tenant's behalf warrants that such person is duly authorized to so act.

[continued on next page]

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

WITNESS:                            LANDLORD:

                                    RIGGS BANK N.A.

/S/ Lynn F. Osman                   By:/s/ Edward T. Rogan
-----------------                          ---------------
                                    Name:  Edward T. Rogan
                                           ---------------
                                    Title: V.P.
                                           ----
                                    Date:  10/28/96
                                           --------

WITNESS:                            TENANT:

                                    ALLBRITTON COMMUNICATIONS COMPANY

/s/ Jerald N. Fritz                 By:/s/ Lawrence I. Hebert
-------------------                        ------------------
                                    Name:  Lawrence I. Hebert
                                           ------------------
                                    Title: President
                                           ---------
                                    Date:  10/17/96
                                           --------

EXHIBIT A

FLOOR PLAN

EXHIBIT B

WORK AGREEMENT

        This Work Agreement is attached to and made a part of that certain Lease Agreement dated as of February 1, 1996 (the “Lease”), by and between RIGGS BANK N.A. (“Landlord”) and ALLBRITTON COMMUNICATIONS COMPANY (“Tenant”).

         1.       Design and Construction.
                  -----------------------

                  (a)      Tenant has caused an architect  and  engineer  selected by Tenant and approved by Landlord to prepare and deliver,  at Tenant's  expense,  a space plan,  architectural  working  drawings,  reflected  ceiling  plan,  schedule of  finishes, mechanical,  electrical and plumbing working drawings,  and any other plans and specifications for the improvement and finishing out of the Premises (collectively, the "Plans")

                  (b)      Tenant has caused a general  contractor  selected by Tenant and  approved by Landlord  ("Contractor")  to deliver a signed construction  contract approved by Tenant (the "Construction  Contract"),  which was executed by Landlord and under which the Contractor  agreed to perform all work and provide all material  (collectively,  the "Tenant  Work")  necessary to improve the Premises in accordance with the Plans.

                  (c)      Landlord  shall pay  Contractor  for the  construction  of the Tenant Work up to a maximum  amount of the product of (i) the number of  rentable  square  feet in the  Premises,  and (ii)  $25.00.  Any  amount due and  required  to be paid under the Construction Contract in excess of such maximum amount shall be at Tenant's sole cost and expense.

         2.       Completion.
                  ----------

                  (a)      The Tenant Work has been substantially completed except for Punch List Items (as defined below).

                  (b)      The "Punch List Items" are items of work and  adjustment  of equipment and fixtures that can be completed after the Premises are occupied without causing substantial interference with Tenant's use of the Premises.

         3.       Tenant's Representative.
                  -----------------------

         Tenant has appointed  __________________________  ("Tenant's  Representative")  as its authorized  representative with full power and  authority to bind Tenant for all actions  taken with regard to the Tenant Work.  Tenant  hereby  ratifies all actions and decisions  with regard to the Tenant Work that Tenant or Tenant's  Representative  may have taken or made prior to the  execution of the Lease.  In the event that  Contractor  performs  any such work under the  direction of Tenant or Tenant's  Representative,  then
Landlord  shall have no liability  for the cost of such work,  the cost of corrective  work  required as a result of such work,  any delay that may result from such work, or any other problem in connection with such work.

EXHIBIT C

Intentionally Deleted

EXHIBIT D

RULES

        This Exhibit is attached to and made a part of that certain Lease Agreement dated as of February 1, 1996 (the “Lease”), by and between RIGGS BANK N.A. (“Landlord”) and ALLBRITTON COMMUNICATIONS COMPANY (“Tenant”).

                  1.       Tenant and Invitees  shall not obstruct or encumber or use for any purpose  other than ingress and egress to and from the Premises any sidewalk,  entrance,  passage, court, elevator,  vestibule,  stairway,  corridor, hall or other part of the Building not  exclusively  occupied by Tenant.  Landlord shall have the right to control and operate the public  portions of the
Building and the  facilities  furnished for common use of the tenants,  in such manner as Landlord deems best for the benefit of the tenants  generally.  Tenant  shall not permit the visit to the Premises of persons in such  numbers or under such  conditions  as to interfere  with the use and  enjoyment of the  entrances,  corridors,  elevators  and other  public  portions or  facilities  of the
Building by other  tenants.  Tenant shall  coordinate  in advance with  Landlord's  property  management  department  all  move-ins, move-outs and deliveries to the Building,  including all use of any freight elevator,  so that Landlord shall have advance knowledge thereof and so that  arrangements  can be made to minimize such  interference.  Tenant and Invitees shall not use any of the parking spaces designated for use by visitors only or the roof of the Building.

                  2.       Tenant and Invitees  shall not place any  showcase,  mat or other article in any common or public area of the  Building.  Tenant and Invitees  shall not place objects  against  glass  partitions or doors or windows or adjacent to any open common space which would be unsightly  from the Building  corridors or from the exterior of the Building,  and will promptly  remove the same upon  notice  from  Landlord.  Tenant and  Invitees  shall not at any time  place,  leave or discard  any  rubbish,  paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building.

                  3.       Tenant and Invitees shall not use the water and wash closets and other plumbing  fixtures for any purpose other than those for which they were constructed, and shall not place any debris, rubbish, rag or other substance therein.

                  4.       Tenant and Invitees  shall not  construct,  maintain,  use or operate  within the Premises any electrical device,  wiring or apparatus  in  connection  with a  loudspeaker  system or other sound system  without  Landlord's  prior  written consent.  Tenant and Invitees  shall not  construct,  maintain,  use or operate any such  loudspeaker or sound system outside of the
Premises.

                  5.       Tenant  and  Invitees  shall not bring any  bicycle,  vehicle,  animal,  bird or pet of any kind into the
Building.

                  6.       Tenant shall not, and Tenant shall not permit or suffer  anyone to: (i) cook in the  Premises,  except as specifically  contemplated  by the Tenant Work described in Exhibit B to the Lease for microwave  cooking and use of coffee machines by  Tenant's  employees  and  visitors  for their own  consumption;  (ii)  except as  specifically  contemplated  by the Tenant Work described in Exhibit B to the Lease,  install any microwave oven,  coffee,  vending,  or dispensing  machine of any kind in or about the Premises  without  Landlord's  prior written  approval of such  equipment and its location  within the Premises;  (iii) cause or permit any unusual or  objectionable  odor to be produced upon or permeate from the Premises;  or (iv) use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind.

                  7.       Tenant shall not place or allow on any floor a load  exceeding  the floor load per square foot which such floor was designed to carry.  Landlord shall have the right to prescribe the weight,  position and manner of  installation  of safes and other heavy items.  Landlord shall have the right to repair at Tenant's  expense any damage caused by Tenant's  moving  property into or out of the  Premises  or due to the same  being in or upon the  Premises  or to  require  Tenant to do the same.  Tenant and
Invitees  shall not receive into the Building or carry in the  elevators any  furniture,  equipment or bulky item except as approved by Landlord,  and any such furniture,  equipment and bulky item shall be delivered only through the designated  delivery entrance of the Building and the  designated  freight  elevator.  Tenant shall remove  promptly from  sidewalks  adjacent to the Building  items delivered for Tenant.

                  8.       Door keys for doors in the  Premises  will be  furnished  at the  commencement  of the Lease by Landlord.
Tenant  shall not  place or allow  additional  locks or bolts of any kind on any door or  window  or make any  change in any lock or locking  mechanism  without  Landlord's prior written approval and shall provide  duplicate keys to Landlord for any such additional locks or bolts.  Tenant shall keep doors  leading to a corridor or main hall closed during  business  hours except as such doors may be used for ingress or egress.  Upon the  termination  of its  tenancy,  Tenant shall  deliver to Landlord all keys  furnished to or procured by Tenant,  and if any key so furnished is not delivered,  then Tenant shall pay the replacement cost thereof.  Tenant will provide  to  Landlord  the means of opening  any safes,  cabinets  or vaults  left in the  Premises.  Tenant's  key system  shall be separate from that for the rest of the Building.

                  9.       Except as  provided  in the  Lease,  Tenant and  Invitees  shall not place or  install  any  projections, antennas,  aerials or similar  devices  inside or outside of the  Premises.  Tenant and Invitees  shall not install any equipment of any type or nature that will or may  necessitate  any changes,  replacements  or  additions  to, or changes in the use of, the water system,  heating system,  plumbing  system,  air-conditioning  system or electrical  system of the Premises or the Building.  If any equipment  of Tenant or Invitees  causes noise or  vibration  that may be  transmitted  to such a degree as to be  objectionable  to
Landlord or any tenant in the Building,  then Landlord shall have the right to install at Tenant's expense vibration  eliminators or other  devices  sufficient  to reduce such noise and vibration to a level  satisfactory  to Landlord or to require  Tenant to do the same.  Tenant and Invitees  shall not waste  electricity  or water.  Tenant  agrees to cooperate  fully with  Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls.

                  10.      Landlord may exclude from the Building any person who does not properly  identify himself to the Building management or guard on duty.  Landlord may require any person admitted to or leaving the Building to register.

                  11.      Tenant and Invitees  shall not use the Premises  for: (i) lodging,  manufacturing,  or for any immoral or illegal purposes; (ii) engaging in the manufacturing or sale of, or permitting the use of, any spirituous,  fermented,  intoxicating or alcoholic  beverages on the Premises;  or (iii) engaging in the  manufacturing  or sale of, or permitting the use of, any illegal drugs on the Premises.

                  12.      Before  closing  and leaving the  Premises at any time,  Tenant  shall close all windows and turn off all lights.  Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage.

                  13.      Tenant shall not request  Landlord's  employees to do anything outside of such employees'  regular duties without  Landlord's prior written  consent.  Tenant's  special  requirements  will be attended to only upon application to Landlord, and any such special  requirements  shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord  and Tenant.  Tenant  shall not employ any  employee of Landlord for any purpose whatsoever without Landlord's prior written consent.

                  14.      Canvassing,  soliciting and peddling in the Building are  prohibited.  Tenant shall  cooperate to prevent the same.  In such  regard,  Tenant  shall  report  peddlers,  solicitors  and beggars to the office of the  Building or as Landlord otherwise requests.

                  15.      Only hand trucks  equipped  with rubber tires and side guards may be used in the  Building.  Tenant shall be responsible for loss or damage resulting from any delivery made by or for Tenant or the Premises.

                  16.      Tenant shall comply with standards prescribed by Landlord for curtains,  drapes, blinds, shades, screens, lights and ceilings,  including standards designed to give the Building a uniform,  attractive  appearance.  No person or contractor not employed by Landlord shall be used to perform exterior window washing in the Premises.

                  17.      Drapes  (whether  installed  by Landlord or Tenant)  which are visible  from the exterior of the Building shall be cleaned by Tenant at least once a year at Tenant's expense.

                  18.      Any sign, lettering,  picture,  notice or advertisement  installed within the Premises (including but not limited to Tenant  identification  signs on doors to the Premises)  which is visible  outside of the Premises  shall be installed at
Tenant's  cost and in such  manner,  character  and style as Landlord  may approve in writing.  Except as provided in the Lease,  no sign,  lettering,  picture,  notice or  advertisement  shall be placed on any outside  window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

                  19.      Tenant  shall not use the name of the  Building  or use  pictures  or  illustrations  of the  Building in advertising or other publicity, without the prior written consent of Landlord.

                  20.      Tenant and Invitees shall not bring into the Building  inflammable  such as gasoline,  kerosene,  naphtha and benzene,  or explosives  or firearms or any other  article of  intrinsically  dangerous  nature except for customary  amounts of customary  office  supplies,  which shall be stored and used in accordance  with  applicable  laws and regulations and good business office practice.

                  21.      Tenant shall  comply with all  applicable  federal,  state and  municipal  Laws and shall not directly or indirectly  make any use of the Premises which may be prohibited  thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

                  22.      If Tenant  desires a signal,  communication,  alarm or other utility or service  connection  installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord.

                  23.      Tenant shall cooperate and participate in all security programs affecting the Building.

                  24.      In the event  Landlord  allows  one or more  tenants in the  Building  to do any act  prohibited  herein,
Landlord  shall not be precluded  from  denying any other  tenant the right to do any such act,  provided  that  Landlord  shall not prohibit Tenant to do any act which is permitted to other similarly situated tenants.

                  25.      Landlord  shall have the right to prohibit any  advertising  by Tenant which,  in  Landlord's  reasonable opinion,  tends to impair the reputation of the Building or its  desirability  for offices,  and, upon written notice from Landlord,
Tenant will refrain from or discontinue such advertising.

                  26.      Except for the  installation  of customary  office  decorations  and except as otherwise set forth in the
Lease (i) Tenant  shall not mark,  paint,  drill into,  or in any way deface any part of the  Building or the  Premises  and (ii) no boring,  driving of nails or screws,  cutting for  stringing of wires shall be permitted,  except with the prior written  consent of
Landlord,  and as Landlord  may direct.  Tenant  shall not install any  resilient  tile or similar  floor  covering in the  Premises except  pursuant to Exhibit B as part of its original  Tenant Work and thereafter with the prior approval of Landlord if required in accordance  with provisions in the Lease  regarding  additions and  alterations to the Premises.  The use of cement or other similar adhesive material is expressly prohibited.

                  27.      Landlord  shall have the right to limit or control the number and format of listings on the main Building directory.

                  28.      Landlord may, upon request of Tenant,  waive Tenant's compliance with any of the rules,  provided that no waiver (a) shall be effective  unless signed by Landlord,  (b) shall relieve  Tenant from the obligation to comply with such rule in the future  unless  otherwise  agreed in writing by  Landlord,  (c) granted to any tenant  shall  relieve any other  tenant from the obligation of complying  with these rules and  regulations,  and (d) shall relieve  Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

                  29.      If there is any conflict  between the terms of the Lease and the terms of this Exhibit,  the terms of the
Lease shall control.